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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent public accountants, we hereby consent to the inclusion in the amendment to the Current Report (File No. 000-13836) on Form 8-K of Silicon Valley Research, Inc. March 31, 1998 of our report dated May 22, 1998 with respect to the financial statements of Quality IC Corporation.



/s/Faske Lay & Co., L.L.P.
June 9, 1998